UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 1, 2013

BIOLOGIX HAIR INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54882	27-4588540
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

82 Avenue Road, Toronto, Ontario, Canada		M5R 2H2
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(647) 344-5900

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 1, 2013, David Csumrik consented to and was appointed by our company as a Director of our company. Further on May 6, 2013, Dr. Pankaj Modi also consented to and was appointed as a Director and an Officer, as Vice President of Research and Development, of our company.

Effective May 5, 2013, Diego Castresana resigned as a Director of our company.  Mr. Castresana’s resignation was not the result of any disagreements with our company regarding our operations, policies, practices or otherwise.    He remains as the Vice President of Research and Development of Biologix Hair Science Ltd. (“Biologix Hair Science”), our wholly-owned Barbados subsidiary, which holds the intellectual property rights to Biologix Revive. Shortly after on May 7, 2013, Wilhelm Keller consented to and was appointed as a Director of our company to fill the vacancy of Mr. Castresana’s resignation.

David G. Csumrik – Director

David Csumrik is the founder, sole shareholder, Chairman and Chief Executive Officer of Longview Associates, a group of companies domiciled in Barbados and the British Virgin Islands that provide management, administrative, accounting and facilities services to international business companies, trusts and foundations domiciled in these jurisdictions and other Caribbean countries. Through other companies in the group, Longview Associates operates an active investment and lending business.

In addition, Mr. Csumrik is a Director of Biologix Hair Science. Mr. Csumrik is the Managing Director and a significant shareholder in Linnaeus Inc., a Barbados-based plant biotechnology business licensed under the International Business Companies Act. He is also the Managing Director of several international business companies located in Barbados and the British Virgin Islands and a Director of two banks located in Barbados licensed under the International Financial Services Act.

From 1988 until his relocation to Barbados in 1997, Mr. Csumrik practiced law, primarily in the fields of corporate finance and technology. He served as Chief Financial Officer of CSI Development Corp. (previously Consumers Software Inc.) from 1984-97, a software development and marketing company. When the company was sold to Microsoft Corp. in 1991, he entered the field of plant biotechnology. Mr. Csumrik previously provided management services in the areas of corporate finance and intellectual property licensing, held investments in several technology start-up companies and was treasurer with a small Canadian publicly held consumer products company.

Mr. Csumrik earned a Bachelor of Arts in Economics and Accounting from the University of Toronto and a Bachelor of Laws degree from the University of British Columbia. He now resides in Christ Church, Barbados. Our company believes that Mr. Csumrik’s business and operational experience give him the qualifications and skills necessary to serve as a Director of our company.

Dr. Pankaj Modi – Director, Vice President of Research and Development

Dr. Pankaj Modi, M.D., Ph.D. is a clinician and research scientist with experience in numerous medical areas. He is founder and president of NeoMed Chemotherapeutics Corp., which is developing a cancer treatment option, founder and president of Transdermal Corp., a dermatological specialty products company, co-founder and president of SoftTouch Corp., which developed a minimally invasive micro-needle device for injectable drugs, and founder and president of Photodyne Therapeutics Corp., which developed a novel dermatological therapy. Dr. Modi was founder, director and Vice President of Research and Development of Generex Biotechnology Corp., until 2005, which developed a spray formula for use in the treatment of diabetes.

Previously, Dr. Modi gained 11 years of clinical experience conducting numerous large-scale clinical studies for FDA approvals in areas including diabetes, thrombolysis, management of various skin diseases and aesthetic cosmetic dermatology. He holds more than 25 US and Canadian patents and 280-plus world patents on stabilized compositions, photosensitizer compounds, a topical anesthetic formulation, pharmaceutical compositions, devices and methods and drug and vaccine delivery systems. Dr. Modi has obtained FDA approval for 13 drugs successfully over the past five years and currently has seven applications in process. Among the seven pending FDA approvals, there are five novel wound healing formulations and devices and two generic drugs to treat diabetes.

Dr. Modi is an adjunct professor of Internal Medicine at OVC, University of Guelph, Canada; Instituto De Endocrinologia Metabolismo Y Reproduction, SA, Ecuador; Universidad de Buenos Aires; Sociedad Argentina de Medicina Interna General, Cruz Roja Boliviana; Associação Médica Brasileira; Centro Universitario de Ciencias de la Salud, Mexico; and Facultad de Salud Pública y Nutrición, Universidad Autónoma de Nuevo León, Universidad Nacional de Asunción, UNA, Spain.

Dr. Pankaj Modi received his M.D. in internal medicine (diabetology) from the Instituto de Endocrinologia Metabolismo y Reproduction, SA/University of Florida and completed a post-doctoral fellowship in neuroscience at McMaster University in Hamilton, Canada. He earned a Ph.D. in chemistry, biochemistry and biomedical sciences from the University of Toronto, a M.S. in chemical engineering (polymer science) from New York University (formerly Brooklyn Polytechnic) and a B.Sc. in chemistry, biology and physics from the University of Bombay in India.

A Fellow with the Royal College of Medicine, UK, Dr. Modi is a member of the American Diabetes Association, American Endocrinology Society, American Pain Society, American Dermatological Association, Associação Médica Brasileira and Sociedad Argentina de Medicina Interna General. He received faculty teaching awards three years in a row and was awarded Best Researcher by Movement Disorders and Psychiatry, McMaster University, Canada. Our company believes that Dr. Modi’s education, and science, business and operational experiences give him the qualifications and skills necessary to serve as a Director and Officer, as Vice President of Research and Development, of our company.

Wilhelm A. Keller – Director

Wilhelm A. Keller is the founder and majority shareholder of Medmix Systems AG, a privately held, internationally operating, Swiss company formed in 2006. Medmix Systems is a globally recognized pioneer that designs and produces two-component mixing and delivery systems for medical applications such as tissue adhesives and bone cements.

Previously, Mr. Keller founded and wholly owned Mixpac Systems, a Swiss company providing two-component mixing and delivery devices for world-renowned manufacturers of industrial adhesives and various dental materials, holding over 50 patents in this field. After 35 years of successful operation, Mixpac Systems was sold to Sulzer AG, a major Swiss corporation and global industry leader formed in 1834. Sulzer Mixpac Systems was formed in 2007.

Mr. Keller has an education in mechanical engineering. At age 22, he immigrated to Canada where he worked in the field of metallurgy for several years. After his return to Switzerland, he completed his engineering education, obtaining a Bachelor of Science in Mechanical Engineering from the Engineering College of Biel, Switzerland.  Mr. Keller now resides near Lucerne, Switzerland. Our company believes that Mr. Keller’s business and operational experience give him the qualifications and skills necessary to serve as a Director of our company.

Our board of directors now consists of Ronald Holland, David Csumrik, Pankaj Modi and Wilhelm Keller.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOLOGIX HAIR INC.
/s/ Ronald Holland
Ronald Holland
Chief Executive Officer, President and Director

Date:	May 13, 2013